Filed Pursuant to Rule 433
                                                         File No.: 333-130789-08

BSCMS 2007-TOP28 **  $1.76Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS

Structure:

 CL    SIZE($MM)   S&P/FITCH/DBRS      C/E      A/L   PRIN WIN  PX LEV
 A1      78.5      AAA/AAA/AAA        27.000%   3.39    1-57    S+44
 A2      63.2      AAA/AAA/AAA        27.000%   4.84   57-60    S+47
 A3      79.8      AAA/AAA/AAA        27.000%   6.72   80-84    S+60
 AAB     76.4      AAA/AAA/AAA        27.000%   7.26   60-110   S+53
 A4     841.7      AAA/AAA/AAA        27.000%   9.75  110-119   S+44
 A1A    146.1      AAA/AAA/AAA        27.000%  *** NOT OFFERED ***
 AM     176.1      AAA/AAA/AAA        17.000%   9.88  119-119   S+53
 AJ     114.5      AAA/AAA/AAA        10.500%   9.90  119-120   S+75
*B       30.8      AA/AA/AA            8.750%   9.96  120-120
*C       15.4      AA-/AA-/AA(low)     7.875%   9.96  120-120
*D       28.6      A/A/A               6.250%   9.96  120-120
*E       22.0      A-/A-/A(low)        5.000%   9.96  120-120
*F       17.6      BBB+/BBB+/BBB(high) 4.000%   9.96  120-120
*G       19.8      BBB/BBB/BBB         2.875%   9.96  120-120
*H       15.4      BBB-/BBB-/BBB(low)  2.000%   9.96  120-120
*X    1,761.2**    AAA/AAA/AAA          N/A      (CALL DESK)

*  Subject to rule 144A
** Notional Amount

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

BSCMS 2007-TOP28 PRICING BENCHMARKS **

TSY:     PX           YLD        SWAPS:
 2YR    99-20 1/4   4.19573    2YR   63.50
 3YR   100-22       4.21581    3YR   66.75
 5YR    99-10       4.40530    4YR   64.25
10YR   100-16       4.68525    5YR   62.00
30YR   101-17       4.90114    6YR   63.00
                               7YR   63.25
                               8YR   62.75
                               9YR   61.50
                              10YR   60.00

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

BSCMS 2007-TOP28 **  $1.76Bn Fixed Rate CMBS
Co-Lead Bookrunning Managers: Bear Stearns, Morgan Stanley
Rating Agencies: S&P, Fitch, DBRS

Structure:
 CL  SIZE($MM) S&P/FITCH/DBRS   A/L   PX LEV  COUPON YIELD  PRICE      CUSIP
 A1    78.5    AAA/AAA/AAA      3.39  S+44    5.422  5.351  100.24732  073945AA5
 A2    63.2    AAA/AAA/AAA      4.84  S+47    5.588  5.484  100.54847  073945AB3
 A3    79.8    AAA/AAA/AAA      6.72  S+60    5.793  5.734  100.54584  073945AC1
 AAB   76.4    AAA/AAA/AAA      7.26  S+53    5.746  5.693  100.54652  073945AD9
 A4   841.7    AAA/AAA/AAA      9.75  S+44    5.742  5.715  100.54274  073945AE7
 AM   176.1    AAA/AAA/AAA      9.88  S+53    5.835  5.810  100.54405  073945AG2
 AJ   114.5    AAA/AAA/AAA      9.90  S+75    6.175  6.031  100.54400  073945AH0
*B     30.8    AA/AA/AA         9.96
*C     15.4    AA-/AA-/AA(l)    9.96
*D     28.6    A/A/A            9.96
*E     22.0    A-/A-/A(l)       9.96
*F     17.6    BBB+/BBB+/BBB(h) 9.96
*G     19.8    BBB/BBB/BBB      9.96
*H     15.4    BBB-/BBB-/BBB(l) 9.96
A1A   146.1    AAA/AAA/AAA        *** NOT OFFERED ***

*  Subject to rule 144A

Details:

  - The Coupon for Classes AJ to H are Initial Only
  - Settlement: 10/25/07
  - First Payment Date: 11/11/07
  - Rated Final Distribution Date: Sept 2042

STATEMENT REGARDING FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus you request it by calling toll free 1-866-803-9204.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The Information in this free writing prospectus is preliminary and is subject to completion or change.

The Information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, this communication relating to:

(1) these materials not constituting an offer (or a solicitation of an offer),

(2) no representation that these materials are accurate or complete and may not be updated, or

(3) these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.

********************************************************************************
Bear Stearns is not responsible for any recommendation, solicitation, offer or agreement or any information about any transaction, customer account or account activity contained in this communication.
********************************************************************************

--------------------------------------------------------------------------------
For informational purposes only; not Bear Stearns (BSC) research product; not a recommendation, offer or solicitation of any security. BSC may have underwritten, have positions, effect trades or make markets in the securities. Data is as of this date; no obligation to update. Data from sources believed reliable; accuracy not guaranteed and subject to change without notice. Securities may not be suitable for all; contact your BSC rep for further info. Trade recaps for your information at your request; not a confirmation. Discrepancies governed by the confirmation. BSC not responsible for your use of this information. BSC a member of the NYSE. NASD and SIPC. Copyright Bear, Stearns & Co. Inc.